UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 24, 2014
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2014 Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. (the “Company”) held on April 24, 2014 (the “2014 Annual Meeting”), the Company's stockholders approved the Schweitzer-Mauduit International, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), which had been previously approved by the Company's Board of Directors (the “Board”), subject to stockholder approval. The following paragraphs provide a summary of certain terms of the Annual Incentive Plan.
The purpose of the Annual Incentive Plan is to further align the interests of the stockholders of the Company and its key executives through (i) the annual establishment of Company objectives which are deemed by the Compensation Committee of the Board to be in the short- and long-range interests of the Company, and (ii) providing participants with the opportunity to earn cash incentive awards based upon the extent to which specified performance goals have been achieved or exceeded during a performance period. The Annual Incentive Plan will be administered by the Compensation Committee, which is comprised solely of independent directors.
All officers and other employees of the Company and its affiliates may be designated by the Compensation Committee for participation in the Annual Incentive Plan. Under the Annual Incentive Plan, payment of awards to participating officers and other employees are subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee during the applicable period for each measurement period. A participant may receive an award under the Annual Incentive Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, business operating unit, geographic or individual measures.
Additional details of the Annual Incentive Plan are included in the 2014 Proxy Statement, under the heading “Proposal Two - Approval of Annual Incentive Plan.” The foregoing summary is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following matters were considered and acted upon at the 2014 Annual Meeting with the results indicated below.

The following individuals were elected as directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and have qualified:

Nominees	For	Withheld	Broker Non-Vote
Claire L. Arnold	27,126,745	329,887	1,191,277
Heinrich Fischer	27,252,855	203,777	1,191,277

	For	Against	Abstain	Broker Non-Vote
Approval of Annual Incentive Plan	25,377,544	1,936,925	142,161	1,191,279
Advisory vote on named executive officer compensation	25,251,332	2,043,933	161,363	1,191,281
Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm	28,310,693	191,046	146,169	—

Item 9.01. Financial Statements and Exhibits.
10.1 Schweitzer-Mauduit International, Inc. Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Jeffrey A. Cook
Jeffrey A. Cook
Executive Vice President, Chief
Financial Officer & Treasurer

Dated: April 28, 2014